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                                                                    EXHIBIT 5.1

                                 ALSTON&BIRD LLP
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-7777
                                 www.alston.com


                                  May 9, 2005

LHC Group, Inc.
420 West Pinhook Road
Suite A
Lafayette, Louisiana 70503

         Re:      LHC Group, Inc.
                  Form S-1 Registration Statement (SEC File No. 333-120792)

Ladies and Gentlemen:

         We have acted as counsel to LHC Group, Inc., a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), up to 4,000,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share, up to 3,100,000 of which (the "Company Shares") are to be issued and sold by the Company, and up to 900,000 of which (the "Selling Stockholder Shares") are to be sold by the selling stockholders identified in the Registration Statement (the "Selling Stockholders"). Following the effectiveness of the Registration Statement, the Company and the Selling Stockholders intend to sell the Company Shares and the Selling Stockholder Shares to the several underwriters (the "Underwriters") named in Schedule A to the Underwriting Agreement (the "Underwriting Agreement") to be entered into by and among the Company, the Selling Stockholders and the Underwriters. As used herein, the term "Company Shares" includes any additional shares that the Company may subsequently register under the Securities Act pursuant to a registration statement filed by the Company with the Commission pursuant to Rule 462(b) of the Commission (a "Rule 462(b) Registration Statement"). This opinion letter is rendered pursuant to Item 16 of Form S-1 and
Item 601(b)(5) of the Commission's Regulation S-K.

         We have examined the Certificate of Incorporation of the Company, the Bylaws of the Company, records of proceedings of the Board of Directors, or committees thereof, and the stockholders of the Company deemed by us to be relevant to this opinion letter, the proposed form of Underwriting Agreement, the Agreement of Merger dated February 9, 2005 between the Company and LHC Group, L.L.C. (the "Merger Agreement"), the Registration Statement, as amended, certificates of officers of the Company, certificates of public officials, and such other agreements, corporate records and documents as we

   Bank of America Plaza         90 Park Avenue         3201 Beechleaf Court,    601 Pennsylvania Avenue,
  101 South Tryon Street,      New York, NY 10016             Suite 600                    N.W.
        Suite 4000                212-210-9400         Raleigh, NC 27604-1062   North Building, 10th Floor
 Charlotte, NC 28280-4000      Fax: 212-210-9444            919-862-2200        Washington, DC 20004-2601
       704-444-1000                                       Fax: 919-862-2260            202-756-3300
     Fax: 704-444-1111                                                              Fax: 202-756-3333



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LHC Group, Inc.
May 9, 2005
Page 2


have deemed appropriate for the purpose of expressing the opinions set forth herein. We also have made such further legal and factual examinations and investigations as we deemed appropriate for purposes of expressing the opinions set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties made in the Underwriting Agreement by the parties thereto and originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and the Selling Stockholders and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).

         Our opinions set forth below are limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

         The only opinions rendered by us consist of those matters set forth in the immediately following paragraph, and no opinions may be implied or inferred beyond the opinions expressly stated.

         Based on the foregoing, it is our opinion that (i) the Selling Stockholder Shares that are outstanding as of the date of this opinion are validly issued, fully paid and nonassessable, (ii) following (a) the effectiveness of the Registration Statement, (b) the issuance and delivery of Selling Stockholder Shares in exchange for the Company's outstanding Key Employee Equity Participation Units (the "KEEP Units") according to the terms of the 2003 Key Employee Equity Participation Plan (the "KEEP Plan"), and (c) due execution and delivery of the Underwriting Agreement by the parties thereto and the closing of the transactions contemplated thereby, those Selling Stockholder Shares that are being issued by the Company upon conversion of outstanding KEEP Units (as described in the Registration Statement) will be validly issued, fully paid and nonassessable; and (iii) following (a) due execution and delivery of the Underwriting Agreement by the parties thereto and the closing of the transactions contemplated thereby, (b) final action of the Offering Committee of the Board of Directors of the Company approving the precise number of Company Shares and the price of the


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LHC Group, Inc.
May 9, 2005
Page 3



Company Shares, and (c) issuance and delivery of the Company Shares against payment therefor as provided in the Underwriting Agreement, the Company Shares will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement, to the incorporation by reference of this opinion letter into any Rule 462(b) Registration Statement that the Company subsequently may file with the Commission, and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                         ALSTON & BIRD LLP




                                         By: /s/ Peter C. November
                                            -----------------------------------
                                             Peter C. November, Partner


PCN:ses